Exhibit 99.1

Hercules Technology Growth Capital Enhances and Amends

Wells Fargo Credit Facility

Adds Amortization Period and Lowers Interest Rate Floor

PALO ALTO, Calif., August 2, 2012 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (the “Company”) today announced that effective August 1, 2012, it enhanced and amended its credit facility with Wells Fargo Capital Finance (“WFCF”), part of Wells Fargo & Company (NYSE: WFC), under which WFCF has committed $75.0 million in initial credit capacity under a $300.0 million accordion credit facility. The amendment reduces the interest rate floor by 75 basis points to 4.25% and extends the maturity date by one year to August 2015. Additionally, an amortization period of 12 months was added to pay down the principal balance as of the maturity date.

“We are pleased to improve the terms on this facility and appreciate the continued support demonstrated by this leading financial institution,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “The amended facility provides Hercules with an increased level of financial flexibility to execute our disciplined growth strategy.”

Borrowings under the amended facility are at an interest rate per annum equal to LIBOR plus 3.50%, consistent with prior facilities while the floor has been lowered to 4.25%, a 75 basis point reduction from the prior facility. The advance rate of 50% against eligible loans remains the same.

The facility also contains an accordion feature, in which the Company can increase the credit line up to an aggregate of $300.0 million, funded by additional lenders who may join the facility and with the agreement of WFCF and RBC Capital Markets and subject to other customary conditions. There can be no assurances that additional lenders will join the new credit facility.

For additional information, please review the company’s current report on Form 8-K, to be filed with the Security and Exchange Commission which will include the completed transaction documents.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital (NYSE: HTGC), is a New York Stock Exchange-traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development. Hercules common stock trades on the New York Stock Exchange (“NYSE”) under the trading symbol “HTGC”.

In addition, the Company’s 7.00% Senior Notes due 2019 trade on the NYSE under the trading symbol “HTGZ”.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing, purchase order financing and channel finance to companies across the United States and internationally. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit wellsfargocapitalfinance.com.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060 HT-HN

info@htgc.com

Sally Borg, 650.289.3066

sborg@htgc.com

OR

Market Street Partners

Linda Wells, 415-445-3236

linda@marketstreetpartners.com